SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of report: September 22, 2010
(Date of earliest event reported)

PERVASIP CORP.
(Exact name of Registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

                          0-4465                                                           13-2511270
        (Commission File No.)                              (I.R.S. Employer Identification No.)

75 South Broadway, Suite 400
White Plains, New York 10601
 (Address of principal executive offices; zip code)

(914) 620-1500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17
CFR 240.13e-4(c))

Item 8.01	Other Events

Pervasip Corp. (the “Company”) effected a 1-for-10 reverse split of its issued and outstanding shares of common stock, par value $0.10 per share, effective immediately.  Following the reverse split, the total number of shares of common stock outstanding will be proportionately reduced in accordance with the reverse split.  There will be no change to the authorized shares of common stock or the par value of the common stock as a result of the reverse split.  The common stock will continue to trade on The OTC Bulletin Board under the ticker symbol “PVSP”, although the letter “D” will be temporarily appended to the ticker symbol for twenty trading days following the reverse split.

The Company’s stockholders, at the 2009 Annual Meeting of Shareholders held on May 13, 2009, and upon the recommendation of the Company’s Board of Directors, had previously authorized the Board of Directors to effect a reverse stock split within a range of ratios, including 1-for-10, in its sole discretion, at any time prior to the Company’s next annual meeting of shareholders to be held after the close of the 2009 fiscal year.

A copy of the press release announcing the implementation of the reverse split is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(c)           Exhibits.

Number                      Documents

99.1	Press release of Pervasip Corp., dated September 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIP CORP.

Date:  September 27, 2010                                                                      By: /s/ Paul H. Riss
Paul H. Riss
Chief Executive Officer